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                                                                   EXHIBIT 23.4


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


    We consent to the references to us under the heading "Reserve Engineers" in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-106836) and related Prospectus of The Houston Exploration Company for the registration of $175,000,000 of 7% Senior Subordinated Notes due 2013 and related exchange offer for up to $175,000,000 of 7% Senior Subordinated Notes due 2013.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ J. Carter Henson, Jr.
                                               ------------------------------
                                               J. Carter Henson, Jr.
                                               Senior Vice President




Houston, Texas
December 3, 2003